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                                  EXHIBIT 21



                        Subsidiaries of the Registrant

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                                                           Jurisdiction of

Name                                                       Organization
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Progress Bank.............................................  United States

Progress Capital, Inc.....................................  Delaware

Progress Realty Advisors, Inc.............................  Pennsylvania

Progress Realty Advisors, L.P.............................  Pennsylvania

Progress Asset Management Company.........................  Pennsylvania

Progress Sentry Corporation...............................  Pennsylvania

P.H. Sentry Associates....................................  Pennsylvania

Alliance Realty Services, L.L.C...........................  Pennsylvania

Dolphin Service Corporation...............................  Pennsylvania

Pilot Financial Corporation...............................  Pennsylvania

Eagle Service Corporation.................................. Pennsylvania

PFSB, Inc.................................................  Pennsylvania

RabPub, Inc...............................................  New Jersey

Progress Holdings, Inc....................................  Pennsylvania

Progress Investment Company...............................  Delaware

The Equipment Leasing Company.............................  Maryland
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